BIONUTRICS, INC.
                         2415 E. CAMELBACK RD., STE. 700
                                PHOENIX, AZ 85022


                                                       June 30, 2005

Nostrum Pharmaceuticals, Inc.
505 Thornall Street, #304
Edison, New Jersey 08837
Attn: Carlton R. Asher, Jr.

    Re: AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT DATED AS OF MARCH 16, 2005

Ladies and Gentlemen:

         This letter agreement serves as an amendment to the Technology License Agreement (the "Agreement") dated as of March 16, 2005 by and between Nostrum Pharmaceuticals, Inc. ("Nostrum") and Bionutrics, Inc. ("Bionutrics"), all on the terms and conditions hereinafter set forth. All terms defined in the Agreement shall have the same meanings in this letter agreement, unless otherwise specifically modified in this letter agreement.

         The Agreement is hereby amended to provide that Nostrum's rights to terminate the Agreement pursuant to Section 9.3 of the Agreement shall be determined in accordance with the provisions of Section 9.3 as of August 31, 2005 (rather than as of than as of June 30, 2005).

         The Agreements is hereby amended and supplemented to provide that, if and to the extent that Nostrum has previously provided, or from time to time hereafter provides administrative, strategic or operational support to Bionutrics, or provides research or development services to Bionutrics with respect to any pharmaceutical product or compound that is not a Product, Bionutrics shall pay or reimburse Nostrum, within thirty (30) days of Bionutrics' receipt of Nostrum's invoice therefore (or such later date that the parties mutually agree upon), Nostrum's reasonable costs and expenses (including allocable salary, consulting fees, labor and materials) incurred in connection with the provision of such services or support together with such costs and expenses that Nostrum may have incurred prior to the Effective Date.

         This letter agreement shall be effective and become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto and is delivered to the other party in accordance with Section 11.2 of the Agreement. This letter agreement shall be considered a part of the Agreement for all purposes, and unless amended by the terms of this letter agreement, the terms and conditions of the Agreement and the parties' First and Second Stock Purchase Agreements shall remain in full force and effect.

                                        Very truly yours,

                                        BIONUTRICS, INC.

                                        By: /s/ Ronald Howard Lane
                                           -----------------------
                                                Ronald Howard Lane
                                                President